                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 2, 1998

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             OHIO                       0-27202                34-1803229
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
        of incorporation)                                   Identification No.)

2307 EAST AURORA ROAD, SUITE ONE, TWINSBURG, OHIO                      44087
--------------------------------------------------------------------------------
    (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code      330 / 963-6680
                                                  --------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On January 2, 1998, Advanced Lighting Technologies, Inc. ("ADLT" or the "Company") acquired all of the issued and outstanding capital stock (the "Stock") of Ruud Lighting, Inc., located in Racine, Wisconsin. Ruud Lighting, Inc. manufactures and directly markets high-intensity discharge ("HID") lighting systems, with a strong focus on metal halide installations, for commercial, industrial, outdoor, and related lighting applications.

The Stock was acquired from the five shareholders of Ruud Lighting, Inc., in a privately-negotiated purchase transaction. The purchase price for the Stock consisted of three million shares of the Company's Common Stock and approximately $35.5 million in cash. The shares were newly-issued from available authorized but unissued shares of the Company. The amount of consideration for the Stock was determined by arms-length negotiation.

The cash portion of the purchase price for the acquisition was financed using a portion of the proceeds of the Company's new $85 million secured revolving facility provided by: National City Bank (the Administrative Agent); NBD Bank; PNC Bank, National Association; and, National Bank of Canada. After completion of the Ruud Lighting transaction and payment of existing and outstanding North American bank borrowings of ADLT and Ruud Lighting (See Item 5), the Company's available borrowing capacity under the new facility was approximately $31 million.

In connection with the acquisition, Mr. Alan J. Ruud, chief executive officer, founder and principal shareholder of Ruud Lighting, Inc., and Mr. John R. Buerkle, President, Regional Director - Consumer Products, Asia-Pacific operations of S. C. Johnson & Son, Inc., were appointed as members of the Company's board of directors effective January 2, 1998. Mr. Ruud will also serve as vice chairman of the Company and on the executive committee of the board of directors. Prior to the acquisition, the Company supplied its products to Ruud Lighting, Inc., but had no other relationship with Ruud Lighting, Inc. or any of its shareholders.


ITEM 5.  OTHER EVENTS.

On January 2, 1998, the Company replaced its existing domestic Revolving Credit and Security Agreement and its Term Note (the "Loan Agreement") and other borrowings in North America with a new facility (See Item 2 for a description of the new facility). This early extinguishment of debt under the Loan Agreement resulted in a noncash write-off of deferred financing costs and an extraordinary charge (estimated to amount to $650,000, net of applicable estimated income tax benefits) in the quarter ending March 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The audited financial statements of Ruud Lighting, Inc. are attached hereto at page F-1 through F-11.

(b)  Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the acquisition of Ruud Lighting, Inc. ("Ruud") by Advanced Lighting Technologies, Inc. ("ADLT"). The acquisition will be accounted for under the purchase method of accounting, whereby the purchase price is allocated based on the fair value of the assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if such transaction occurred on September 30, 1997. This balance sheet includes the consolidated balance sheet of ADLT and the balance sheet of Ruud as of September 30, 1997 and pro forma adjustments to reflect the combination.

The unaudited pro forma condensed combined statements of income for the year ended June 30, 1997, and the three months ended September 30, 1997, give effect to the acquisition of Ruud by ADLT as if the acquisition had occurred on July 1, 1996. The unaudited pro forma condensed combined statements of income include the consolidated statements of income of ADLT and Ruud for the year ended June 30, 1997 and the three months ended September 30, 1997 and pro forma adjustments to reflect the combination.

The pro forma results are not necessarily indicative of the results of operations had the acquisition taken place at the beginning of the respective periods or of future results of the combined companies. The allocation of the purchase price is preliminary. Final amounts could differ from those reflected in the pro forma condensed combined financial statements. Upon final determination, the purchase price will be allocated to the assets and liabilities acquired based on fair value as of the date of the acquisition.

The principal pro forma adjustments to the condensed combined balance sheet include purchase accounting entries for the: (i) issuance of three million shares of ADLT's Common Stock; (ii) increase in debt outstanding to finance the cash portion of the purchase price; (iii) adjustment of the net assets of Ruud at estimated fair values; and, (iv) excess of acquisition cost over the fair value of net assets acquired ("goodwill").

The principal pro forma adjustments to the condensed combined statements of income include: (i) amortization of goodwill and other intangibles; (ii) interest expense on the additional funding to finance the cash portion of the purchase price; and, (iii) incremental tax effects of the pro forma adjustments.

                      Advanced Lighting Technologies, Inc.
             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                             (Dollars in thousands)



                                                                                    As of September 30, 1997
                                                                     ----------------------------------------------------
                                                                            Historical                   Pro Forma
                                                                     ---------------------    ---------------------------
                                                                        ADLT        Ruud      Adjustments        Combined
                                                                     ----------  ---------    -----------       ---------
Assets                                                                                         (Note 1)
Current assets:
   Cash and cash equivalents                                         $  23,839   $      58                       $  23,897
   Short-term investments                                                4,075        --                             4,075
   Trade receivables, net                                               32,659       1,565     $    (10)   a        34,214
   Inventories:
      Finished goods                                                    23,525       4,578          259    a        28,362
      Raw materials and work-in-process                                  8,944       5,707          322    a        14,973
                                                                     ---------   ----------    --------          ---------
                                                                        32,469      10,285          581             43,335
   Other assets                                                          4,276         387                           4,663
                                                                     ---------   ----------    --------          ---------
Total current assets                                                    97,318      12,295          571            110,184

Property, plant and equipment:
   Land and buildings                                                    6,177      17,993       (7,180)   a        16,990
   Machinery and equipment                                              37,550      13,406       (7,594)   a        43,362
   Furniture and fixtures                                                8,303       4,957       (2,679)   a        10,581
                                                                     ---------   ----------    --------          ---------
                                                                        52,030      36,356      (17,453)            70,933
   Less accumulated depreciation                                         9,201      13,385      (13,385)   a         9,201
                                                                     ---------   ----------    ---------         ---------
                                                                        42,829      22,971       (4,068)            61,732

Other assets                                                            18,317         618        1,228    e        20,163
Intangible assets, net                                                   4,166        --         37,478    a        41,644
Excess of cost over net assets of businesses acquired, net               7,878        --         18,858    b        26,736
                                                                     ---------   ---------     --------          ---------
                                                                     $ 170,508   $  35,884     $ 54,067          $ 260,459
                                                                     =========   =========     ========          =========

Liabilities and Shareholders' Equity
Current liabilities:
   Short-term debt and current portion of long-term debt             $   3,738   $      50                       $   3,788
   Payables and accrued liabilities                                     20,974       6,530     $  1,402    c        28,906
                                                                     ---------   ----------    --------          ---------
Total current liabilities                                               24,712       6,580        1,402             32,694

Long-term debt                                                           3,143      13,000       35,500    c        51,643
Other liabilities                                                        4,482        --                             4,482
Mezzanine equity                                                          --         8,136       (8,136)   d          --

Shareholders' equity
   Common stock                                                             16           5           (2)   c,d          19
   Paid-in-capital                                                     128,733         120       33,346    c,d     162,199
   Retained earnings                                                     9,422       8,043       (8,043)   d         9,422
                                                                     ---------   ---------    ---------          ----------
                                                                       138,171       8,168       25,301            171,640
                                                                     ---------   ---------    ---------          ----------
                                                                     $ 170,508   $  35,884    $  54,067          $ 260,459
                                                                     =========   =========    =========          ==========



See note to pro forma condensed combined balance sheet

                      Advanced Lighting Technologies, Inc.
         Note to Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               September 30, 1997
                             (Dollars in thousands)

Note 1 - The pro forma balance sheet has been prepared to reflect the acquisition of Ruud Lighting, Inc. ("Ruud") by Advanced Lighting Technologies, Inc. ("ADLT") for an aggregate purchase price of $69,769, including estimated direct costs of acquisition. Pro forma adjustments, based on the application of the purchase method of accounting, were made to reflect the:

         a. Adjustment of the net assets of Ruud to estimated fair value at the acquisition date.

         b. Excess of acquisition cost over the fair value of net assets acquired ("goodwill").

         c. Issuance of three million shares of the ADLT's common stock and the imputed funding to pay the cash portion of the purchase price.

         d. Elimination of the shareholders' equity and mezzanine equity accounts of Ruud.

         e. Adjustment of deferred taxes related to differences in estimated fair values and tax basis values of the net assets of Ruud.

                      Advanced Lighting Technologies, Inc.
          Pro Forma Condensed Combined Statement of Income (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                                                  For the Year Ended June 30, 1997
                                                                      ---------------------------------------------------------
                                                                                Historical                    Pro Forma
                                                                      ----------------------------   --------------------------
                                                                           ADLT             Ruud     Adjustments      Combined
                                                                      -----------       ----------   -----------    -----------
                                                                                                      (Note 2)
Net sales                                                                $ 86,490        $ 68,547      $  (649)  a   $ 154,388

Costs and expenses:
   Cost of sales                                                           45,738          46,235       (1,411)  a,b    90,562
   Marketing and selling                                                   15,434           6,802                       22,236
   Research and development                                                 5,804           1,893                        7,697
   General and administrative                                               7,184           6,098         (434)  b      12,848
   Settlement of claims                                                       771                                          771
   Consumer product advertising                                               398                                          398
   Fiber optic joint venture formation costs                                  286                                          286
   Amortization of intangible assets                                          406                        1,494   c       1,900
                                                                      -----------       ----------   ----------      ----------
Income from operations                                                     10,469           7,519         (298)         17,690

Other income (expense):
   Interest expense                                                        (1,513)         (1,086)      (2,485)  d      (5,084)
   Interest income                                                            845                                          845
                                                                      -----------       ----------   ----------      ----------

Income before income taxes                                                  9,801           6,433       (2,783)         13,451
Income taxes                                                                2,697               -        1,464   e,f     4,161
                                                                      -----------       ----------   ----------      ----------

Net income                                                               $  7,104        $  6,433      $(4,247)      $   9,290
                                                                      ===========       ==========   ==========      ==========

Earnings per share                                                         $ 0.52                                    $    0.56
                                                                      ===========                                    ==========

Shares used for computing per share amounts                                13,558                                       16,558
                                                                      ===========                                    ==========





Note 2 - Pro forma adjustments were made to reflect the:

         a. Elimination of ADLT sales to Ruud Lighting, Inc.
         b. Depreciation expense relating to property, plant and equipment based on estimated fair value over estimated useful lives.
         c. Amortization of goodwill on a straight-line method over 40 years and other intangibles over periods ranging from 30 to 40 years.
         d. Annual interest charges on $35,500 of imputed funding at 7.0% interest.
         e. Reduction of income taxes relating to the foregoing adjustments.
         f. Income tax expense provision on Ruud's income before income taxes.

                      Advanced Lighting Technologies, Inc.
          Pro Forma Condensed Combined Statement of Income (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                                            For the Three Months Ended September 30, 1997
                                                                                Historical                 Pro Forma
                                                                      -------------------------  -----------------------------
                                                                          ADLT          Ruud     Adjustments          Combined
                                                                      -----------   -----------  -----------       -----------
                                                                                                    (Note 3)
Net sales                                                                $ 30,242     $ 17,364    $   (129)   a      $ 47,477

Costs and expenses:
   Cost of sales                                                           17,546       12,075        (349)   a,b      29,272
   Marketing and selling                                                    4,416        1,026                          5,442
   Research and development                                                 1,594          517                          2,111
   General and administrative                                               2,286        1,609        (130)   b         3,765
   Consumer product advertising                                               269                                         269
   Fiber optic joint venture formation costs                                  212                                         212
   Amortization of intangible assets                                          219                      374    c           593
                                                                      ------------  -----------  ----------        -----------
Income from operations                                                      3,700        2,137         (24)             5,813

Other income (expense):
   Interest expense                                                          (337)        (283)       (621)   d        (1,241)
   Interest income                                                            527                                         527
                                                                      ------------  -----------  ----------        -----------

Income before income taxes                                                  3,890        1,854        (645)             5,099
Income taxes                                                                1,400                      511    e,f       1,911
                                                                      ------------  -----------  ----------        -----------

Net income                                                               $  2,490     $  1,854    $ (1,156)          $  3,188
                                                                      ============  ===========  ==========        ===========

Earnings per share                                                         $ 0.15                                      $ 0.16
                                                                      ============                                 ===========

Shares used for computing per share amounts                                16,625                                      19,925
                                                                      ============                                 ===========






Note 3 - Pro forma adjustments were made to reflect the:

         a.  Elimination of ADLT sales to Ruud Lighting, Inc.
         b. Depreciation expense relating to property, plant and equipment based on estimated fair value over estimated useful lives.
         c.  Amortization of goodwill on a  straight-line  method over 40 years and other intangibles over periods ranging from 30 to 40 years.
         d.  Annual  interest  charges on  $35,500  of  imputed  funding at 7.0%
             interest.
         e. Reduction of income taxes relating to the foregoing adjustments.
         f. Income tax expense provision on Ruud's income before income taxes.


(c)  Exhibits

Exhibit No.                         Description of Exhibits                           Page No.
-----------       -----------------------------------------------------               --------
2.1               Stock Purchase Agreement among Advanced Lighting
                  Technologies, Inc., Ruud Lighting, Inc. and Alan J. Ruud,
                  Theodore O. Sokoly, Donald Wandler, Christopher A. Ruud
                  and Cynthia A. Johnson, Dated December 19, 1997.

23.1              Consent of Ernst & Young LLP, Independent Auditors




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED LIGHTING TECHNOLOGIES, INC.


Date  January 12, 1998              By:       /s/ Wayne R. Hellman
      ----------------                  --------------------------------------
                                              Wayne R. Hellman
                                              Chief Executive Officer

[ERNST & YOUNG LLP LETTERHEAD]




                        Report of Independent Auditors


Board of Directors
Ruud Lighting, Inc.

We have audited the accompanying balance sheets of Ruud Lighting, Inc. (the Company) as of November 30, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ruud Lighting, Inc. as of November 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1997, in conformity with generally accepted accounting principles.


                                                         /s/ Ernst & Young LLP



December 19, 1997

                               Ruud Lighting, Inc.

                                 Balance Sheets
                      (In Thousands, Except Share Amounts)




                                                                                                 NOVEMBER 30
                                                                                         1997                   1996
                                                                                -------------------------------------------
ASSETS
Current assets:
   Cash                                                                            $       39              $     134
   Trade accounts receivable, less allowances of $24
      and $4, respectively                                                              1,600                  2,182
   Receivables from related parties                                                        79                    259
   Other receivables                                                                       56                    216
   Inventories:
      Finished goods                                                                    3,023                  2,956
      Raw materials                                                                     5,134                  5,082
                                                                                -------------------------------------------
                                                                                        8,157                  8,038
   Prepaid expenses                                                                       289                    333
                                                                                -------------------------------------------
Total current assets                                                                   10,220                 11,162

Property and equipment:
   Land and buildings                                                                  18,450                 18,702
   Machinery and equipment                                                             12,834                 11,317
   Furniture and fixtures                                                               5,088                  4,392
                                                                                -------------------------------------------
                                                                                       36,372                 34,411
   Less accumulated depreciation                                                       13,774                 11,294
                                                                                -------------------------------------------
                                                                                       22,598                 23,117
Investments in affiliates                                                                 517                    380
Other assets                                                                              375                    177
                                                                                -------------------------------------------
                                                                                      $33,710                $34,836
                                                                                ===========================================
LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
   Short-term borrowings and current portion of long-term debt                    $         -               $  4,041
   Accounts payable                                                                     4,329                  4,190
   Payables to related parties                                                             18                    115
   Employee-related liabilities                                                         2,060                  1,621
   Accrued taxes                                                                          218                    388
   Other accrued liabilities                                                              447                    617
                                                                                -------------------------------------------
Total current liabilities                                                               7,072                 10,972

Long-term debt                                                                         11,074                  8,300

Mezzanine equity, 5,240 shares issued and outstanding                                   7,767                  7,767

Shareholders' equity:
   Common stock, $1 par value, 56,000 shares authorized, 5,260
     shares issued and outstanding                                                          5                      5
   Paid-in capital                                                                        120                    120
   Retained earnings                                                                    7,672                  7,672
                                                                                -------------------------------------------
Total shareholders' equity                                                              7,797                  7,797
                                                                                -------------------------------------------
                                                                                      $33,710                $34,836
                                                                                ===========================================

See notes to financial statements.

                               Ruud Lighting, Inc.

                              Statements of Income




                                                                          YEAR ENDED NOVEMBER 30
                                                                1997                 1996               1995
                                                       ------------------ ----------------------- -----------------
                                                                              (In Thousands)

Net sales                                                   $69,249                 $65,443           $58,762

Costs and expenses:
   Cost of sales                                             46,746                  44,647            41,800
   Marketing and selling                                      5,970                   6,626             5,027
   Research and development                                   2,002                   1,885             1,725
   General and administrative expenses                        6,358                   5,478             4,825
                                                       -----------------------------------------------------------
Income from operations                                        8,173                   6,807             5,385

Interest expense                                             (1,070)                   (823)             (730)
                                                       -----------------------------------------------------------
Net income                                                  $ 7,103                 $ 5,984           $ 4,655
                                                       ============================================================




See notes to financial statements.

                               Ruud Lighting, Inc.

                       Statements of Shareholders' Equity

                  Years Ended November 30, 1997, 1996 and 1995


                                                    Common            Paid-In          Retained
                                                     Stock            Capital          Earnings           Total
                                               ----------------- ---------------- ----------------- ------------------
                                                                               (In Thousands)

Balance December 1, 1994                               $5             $120              $5,373            $5,498
   Net income                                           -                -               4,655             4,655
   Distributions to shareholders                        -                -              (3,250)           (3,250)
   Transfer to mezzanine equity                         -                -                (701)             (701)
                                               ----------------- ---------------- ----------------- -----------------
Balance November 30, 1995                               5              120               6,077             6,202
   Net income                                           -                -               5,984             5,984
   Distributions to shareholders                        -                -              (2,800)           (2,800)
   Transfer to mezzanine equity                         -                -              (1,589)           (1,589)
                                               ----------------- ---------------- ----------------- -----------------
Balance November 30, 1996                               5              120               7,672             7,797
   Net income                                           -                -               7,103             7,103
   Distributions to shareholders                        -                -              (7,103)           (7,103)
                                               ----------------- ---------------- ----------------- -----------------
Balance November 30, 1997                              $5             $120              $7,672            $7,797
                                               ================= ================ ================= =================


                               Ruud Lighting, Inc.

                            Statements of Cash Flows




                                                                                            YEAR ENDED NOVEMBER 30
                                                                                     1997             1996                1995
                                                                            ----------------- ------------------ -------------------
                                                                                                   (In Thousands)
OPERATING ACTIVITIES
Net income                                                                        $  7,103       $  5,984           $  4,655
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                   2,621          2,427              2,232
      Provision for doubtful accounts                                                   20              -                  -
      Loss on disposal of property and equipment                                        31              6                 87
      Net changes in:
         Accounts receivable and other receivables                                     902           (831)               (88)
         Inventories                                                                  (119)          (499)              (357)
         Prepaid expenses and other assets                                            (154)           (67)              (167)
         Accounts payable and accrued expenses                                         141            232                 59
                                                                            -----------------------------------------------------
Net cash provided by operating activities                                           10,545          7,252              6,421

INVESTING ACTIVITIES
Capital expenditures                                                                (2,479)        (8,357)            (5,294)
Proceeds on sale of property                                                           346             19                 21
Investments in affiliates                                                             (137)           (41)              (339)
                                                                            -----------------------------------------------------
Net cash used in investing activities                                               (2,270)        (8,379)            (5,612)

FINANCING ACTIVITIES
Net proceeds (payments) on short-term borrowings                                    (3,340)          (935)             3,306
Proceeds from issuance of long-term debt                                            27,257          5,069              1,765
Payments of long-term debt                                                         (25,184)          (304)            (2,599)
Distributions to shareholders                                                       (7,103)        (2,800)            (3,250)
                                                                            -----------------------------------------------------
Net cash (used in) provided by financing activities                                 (8,370)         1,030               (778)
                                                                            -----------------------------------------------------


Net (decrease) increase in cash                                                        (95)           (97)                31
Cash at beginning of year                                                              134            231                200
                                                                            -----------------------------------------------------
Cash at end of year                                                               $     39       $    134           $    231
                                                                            =====================================================


Supplemental cash flow information:
   Interest paid                                                                  $  1,083       $  1,063           $    797
                                                                            =====================================================
   Capitalized interest                                                           $      -       $    236           $     65
                                                                            =====================================================



See notes to financial statements.


                               Ruud Lighting, Inc.

                          Notes to Financial Statements

                                November 30, 1997
                          (Dollar Amounts in Thousands)


A.       ORGANIZATION

NATURE OF BUSINESS

Ruud Lighting, Inc. (the Company) purchases and manufactures lighting products primarily for sale in the construction and commercial markets in the United States, Canada, Mexico and Pacific Rim countries. In addition, the Company operates a facility in which aluminum and steel parts are treated, painted and finished with top quality protective coatings. The Company uses these parts in the lighting products it manufactures. It also applies the process to outside customers' products.

B.       SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is principally determined using the last-in, first-out (LIFO) method. Certain inventory ($153 at November 30, 1997 and $276 at November 30, 1996) is determined using the first-in, first-out (FIFO) method.

If the inventories had been costed using the first-in, first-out (FIFO) method, they would have been greater by approximately $565 and $536 at November 30, 1997 and 1996, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation expense related to buildings and building equipment is computed on the straight-line method. Depreciation expense on all other assets is computed using accelerated methods. Estimated useful lives are as follows:

                                                         Years
                                                 ---------------------

               Buildings                                    15 - 40
               Machinery and equipment                        5 - 7
               Furniture and fixtures                         5 - 7


                               Ruud Lighting, Inc.

B.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company elected S Corporation status under the provisions of the Internal Revenue Code effective as of December 1, 1985. Under those provisions and most state laws, the Company generally does not pay federal or state income taxes on its taxable income. As a result of a taxable year different than the calendar year, the Company is required to make a refundable corporate tax deposit. This deposit represents the tax effect of income to the shareholders which is deferred due to the election of a November 30 year-end and is adjustable each year based upon changes in income to the shareholders. The deposit is fully refundable upon termination of S Corporation status or changing to a calendar year-end. The deposit was $233 and $177 at November 30, 1997 and 1996, respectively. As an S Corporation, any taxable income or loss of the Company will be includable in the individual income tax returns of the shareholders.

As of November 30, 1997, there were previously taxed S Corporation earnings not distributed of approximately $14,300.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs as incurred.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of lighting products at the time of shipment. Revenue from services is recognized in the period that the service is performed.

ADVERTISING EXPENSES

The Company follows the policy of expensing all marketing and advertising costs as incurred. Total marketing and advertising expenses were $1,200, $1,514 and $1,248 during the years ended November 30, 1997, 1996 and 1995, respectively.

                             Ruud Lighting, Inc.
                  Notes to Financial Statements (continued)

B.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in certain circumstances that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates.

FINANCIAL STATEMENT PRESENTATION CHANGES

Certain amounts for prior years have been reclassified to conform to the current year presentation.

C.       PENDING BUSINESS COMBINATION

In September 1997, the Company announced the signing of a letter of intent to merge with Advanced Lighting Technologies, Inc. (ADLT) for $35,500 in cash and 3 million shares of ADLT common stock. The transaction is contingent upon certain matters including shareholder approval.

D.       INVESTMENTS IN AND ADVANCES TO JOINT VENTURES

During 1996, the Company invested in two joint ventures, Ruud Lighting Australia and Ruud Lighting Japan. The Company is a 49.5% general partner in Ruud Lighting Australia and a 40% limited partner in Ruud Lighting Japan. Primary activities of the joint ventures are sales and distribution of the Company's products in these local countries. The Company's investments in these joint ventures are accounted for using the equity method. At November 30, 1997 and 1996, the total investment in Ruud Lighting Australia was $517 and $380, respectively. The total investment in Ruud Lighting Japan was $0 at November 30, 1997 and 1996, respectively.

E.       FINANCING ARRANGEMENTS

The Company has a general bank line of credit, which provides for borrowings up to $21,000. The line bears interest, payable monthly, at LIBOR plus 1.4% and is secured by a general business security agreement. The line expires on April 11, 2000. At November 30, 1997, there was $11,074 outstanding on the line.

                             Ruud Lighting, Inc.
                  Notes to Financial Statements (continued)


E.       FINANCING ARRANGEMENTS (CONTINUED)

The Company's general bank line of credit contains various covenants and restrictions which are, among other things, the maintenance of minimum tangible net worth and net earnings, as defined; restrictions on distributions and limitations on certain new investments.

All debt from the prior year was refinanced into this general bank line of credit.

Long-term debt at November 30, 1996, consisted of the following:

          Construction note payable                             $6,500
          Finishing equipment note payable                       1,588
          Industrial Development Revenue Bonds                   1,000
          Other                                                     28
                                                              -----------
                                                                 9,116
          Less current portion                                     816
                                                              -----------
          Long-term debt                                        $8,300
                                                              ===========

F.       SELF-FUNDED HEALTH INSURANCE

The Company partially self-insures for eligible employees' health insurance and is responsible for a maximum of $30 per year of claims per participant. Insurance has been purchased to cover claims in excess of the individual maximums. Total expense, including insurance premiums, for the years ended November 30, 1997, 1996 and 1995, was approximately $569, $437 and $273, respectively.

G.       BENEFIT PLAN

The Company has a 401(k) salary deferral arrangement for employees. Employees contribute a designated portion of their salary and the Company matching contributions are discretionary. Company contributions for the calendar years 1997, 1996 and 1995 were approximately $268, $257 and $184, respectively.

H.       RELATED-PARTY TRANSACTIONS

The Company purchases raw materials and tooling from a company owned by a minority shareholder's son. Purchases from this vendor for the years ended November 30, 1997, 1996 and 1995, were approximately $245, $292 and $258, respectively.

                             Ruud Lighting, Inc.
                  Notes to Financial Statements (continued)


H.       RELATED-PARTY TRANSACTIONS (CONTINUED)

The Company had a note payable to a related party, payable on demand, at prime. The amount of the note at November 30, 1996 was $115. The note was paid in 1997.

For the years ended November 30, 1997, 1996 and 1995, the Company had sales to Ruud Lighting Australia of $421, $402 and $230, respectively; and sales to Ruud Lighting Japan of $32, $20 and $103, respectively.

During 1997, the Company sold a portion of land to certain of the Company shareholders for $345 in cash. A gain of $48 was recorded on the sale.

I.       STOCK PURCHASE AGREEMENTS

The Company has stock purchase agreements with two shareholders whereby the Company is obligated to purchase their common stock in the event of the shareholders' death, termination of employment for any reason or upon the occurrence of certain other events. In addition, the Company has stock purchase agreements with two other shareholders whereby the Company may purchase the outstanding shares or the shareholders may require the Company to purchase the shares at any time. The total shares subject to these agreements represent 5,240 common shares. Such amounts are classified as mezzanine equity on the balance sheet. The purchase price is determined based upon historical book value and is payable over three years with interest at prime.

              Item 7(a) Financial Statements of Business Acquired.

                               RUUD LIGHTING, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                    Page No.
Audited Financial Statements of Ruud Lighting, Inc.

         Report of Ernst & Young LLP, Independent Auditors.....................      F-2

         Balance sheets as of November 30, 1997 and 1996.......................      F-3

         Statements of income for the years ended
                  November 30, 1997, 1996 and 1995.............................      F-4

         Statements of shareholders' equity for the years ended
                  November 30, 1997, 1996 and 1995.............................      F-5

         Statements of cash flows for the years ended
                  November 30, 1997, 1996 and 1995.............................      F-6


         Notes to financial statements.........................................      F-7


                                  EXHIBIT INDEX
                                  -------------



Exhibit No.       Description of Exhibits                                        Page No.
-----------------------------------------------------------------------------------------

2.1               Stock Purchase Agreement among Advanced Lighting
                  Technologies, Inc., Ruud Lighting, Inc. and Alan J. Ruud,
                  Theodore O. Sokoly, Donald Wandler, Christopher A. Ruud and Cynthia A. Johnson, Dated December 19,1997.

23.1              Consent of Ernst & Young LLP, Independent Auditors









                                        9